Exhibit 99.1

Worksport Announces New HD3 Heavy-Duty Tonneau Cover Now in Production

Purpose-built for the professional user, six models available now and over 25 models expected by December.

West Seneca, New York, October 23, 2025 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator in advanced manufacturing and distributed clean energy technologies, serving both consumer and industrial markets, today that its new HD3 Heavy-Duty tonneau cover has officially entered production. The HD3 is a new hard-folding truck bed cover engineered for commercial and fleet applications, building on the success of Worksport’s AL3 and AL4 series.

Purpose-Built For Uptime And Protection

The HD3 represents Worksport’s newest addition to its hard-cover lineup. Designed for maximum durability and longevity, HD3 features upgraded materials, reinforced seals, and heavy-duty latching systems — a robust evolution of the AL3 platform that has powered Worksport’s growing domestic manufacturing success.

Sales Perspective And Product Growth

The HD3 is expected to be popular to commercial and fleet customers, expanding Worksport’s reach, with a product designed for more demanding users. To start, Worksport’s new HD3 will be available to current distributors, dealers, and strategic retailers. Initial sales are expected to begin shipping mid-November, just ahead of Thanksgiving — positioning the launch for strong year-end activity.

Worksport’s wholesale and B2B partners are expected to play a central role in early sales penetration, helping accelerate adoption within the fleet and commercial sectors, where the HD3’s durability and build quality are key differentiators.

Six models are already in production, including configurations for the popular Ford F-150 (5.5 ft), Chevrolet Silverado / GMC Sierra (6 ft), and Ram 1500 (5.5 ft). Two additional models are currently slated for production in the coming week, and the Company expects a rolling production schedule leading to 25 or more applications by December 2025.

What’s Next: More Growth Ahead

“Our product roadmap continues to gain momentum,” said Steven Rossi, Chief Executive Officer of Worksport. “HD3 is another step forward in expanding our hard-cover offerings and strengthening our presence in commercial markets. We’ve gone from AL3, which proved our U.S. production capability, to AL4 — our best-selling model released earlier this year — and now HD3, which is built to serve customers who need more durability and strength.”

Worksport also shared that exciting updates are coming soon regarding the upcoming SOLIS™ solar-integrated tonneau cover and COR™ portable power system. The Company expects to share additional growth and sales updates in the coming days and weeks as it continues to execute on its step-by-step expansion plan.

Product Photo: Worksport HD3 - October 21, 2025

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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